Exhibit 99.2
Joint Filer Information

Name: 		Greenlight Capital, L.L.C.

Address:		420 Lexington Avenue, Suite 1740
		New York, NY 10170

Designated Filer:	David Einhorn

Issuer & Ticker Symbol:	New World Restaurant Group, Inc (NWCI)

Date of Event Requiring Statement: January 17, 2001

Signature: 	GREENLIGHT CAPITAL, L.L.C.

		By:/s/ DAVID EINHORN
	David Einhorn, Managing Member




Name: 		Greenlight Capital, Inc.

Address:		420 Lexington Avenue, Suite 1740
		New York, NY 10170

Designated Filer:	David Einhorn

Issuer & Ticker Symbol:	New World Restaurant Group, Inc (NWCI)

Date of Event Requiring Statement: January 17, 2001

Signature: 	GREENLIGHT CAPITAL, Inc.

		By:/s/ DAVID EINHORN
	David Einhorn, President



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